Exhibit 99.4

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table provides a summary of our historical and unaudited pro forma consolidated financial and operating data for the periods and as of the dates indicated. We derived the statement of operations data presented below for the fiscal years ended December 28, 2009, January 3, 2011 and January 2, 2012 and selected balance sheet data presented below as of January 3, 2011 and January 2, 2012 from our audited consolidated financial statements. The selected statement of operations data for the fiscal years ended December 31, 2007 and December 29, 2008 and the selected balance sheet data as of December 31, 2007, December 29, 2008 and December 28, 2009 have been derived from audited consolidated financial statements. We derived the statement of operations data for the twelve weeks ended March 28, 2011 and March 26, 2012 and the selected balance sheet data as of March 26, 2012 from our unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of our management, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of these data. The results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year.

We restated our previously reported consolidated financial statements for the years ended December 28, 2009, January 3, 2011 and January 2, 2012 and the twelve week periods ended March 28, 2011 and March 26, 2012. We have also restated previously unissued financial statements for the years ended January 1, 2007, December 31, 2007 and December 29, 2008.  The information included in this Selected Historical Consolidated Financial and Operating Data section reflects such restated and revised financial statements. Refer to Note 3 in the audited annual consolidated financial statements and Note 2 in the interim condensed consolidated financial statements and in Exhibit 99.2.

Our fiscal year ends on the Monday nearest to December 31 of each year. Fiscal years 2007, 2008, 2009 and 2011 were 52-week years ended on December 31, 2007, December 29, 2008, December 28, 2009 and January 2, 2012, respectively, while fiscal year 2010 was a 53-week year ended on January 3, 2011. The first three quarters of our fiscal year consist of 12 weeks and our fourth quarter consists of 16 weeks for 52-week fiscal years and 17 weeks for 53-week fiscal years.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. This information should be read in conjunction with “Risk Factors” set forth in our Registration Statement on Form S-1, as supplemented by the risk factors in our Quarterly Report on Form 10-Q for the twelve weeks ended June 18, 2012, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our audited consolidated financial statements and our unaudited condensed consolidated financial statements and each of their related exhibit.

	Fiscal Year Ended					Twelve Weeks Ended
	December 31, 2007	December 29, 2008	December 28, 2009	January 3, 2011(6)	January 2, 2012	March 28, 2011(6)	March 26, 2012
	(dollars in thousands, except earnings per share)
	(As restated)	(As restated)	(As restated)	(As restated)	(As restated)	(As restated)	(As restated)
Statement of Operations Data:
Revenues	$273,461	$273,359	$307,801	$351,327	$405,243	$87,431	$103,430
Restaurant operating costs
Cost of sales	75,711	80,573	89,845	103,981	127,607	27,519	32,915
Labor and benefits	87,290	80,604	87,920	98,162	111,721	24,566	28,047
Occupancy expenses	15,138	21,667	25,425	27,715	30,708	6,597	7,532
Other operating expenses	60,565	57,899	58,606	64,382	72,296	15,471	18,568
General and administrative	15,311	15,410	18,783	20,719	23,556	5,581	6,223
Depreciation and amortization	13,879	13,678	12,268	13,190	16,011	3,323	3,949
Pre-opening costs	25	805	1,474	4,627	4,855	985	1,528
Restaurant impairments and closures	148	680	15	909	333	28	49
Loss on disposal of property and equipment	633	1,252	1,244	3,242	1,295	145	89
Total costs and expenses	268,700	272,568	295,580	336,927	388,382	84,215	98,900
Income from operations	4,761	791	12,221	14,400	16,861	3,216	4,530
Interest expense, net	(10,510)	(5,659)	(3,867)	(3,831)	(9,215)	(2,558)	(1,997)
Gain on insurance settlements	—	—	1,192	589	1,126	—	—
(Loss) income before income taxes	(5,749)	(4,868)	9,546	11,158	8,772	658	2,533
Income tax expense (benefit)	107	90	507	1,456	(3,291)	114	648
Net (loss) income	$(5,856)	$(4,958)	$9,039	$9,702	$12,063	$544	$1,885
Per Share Data:
Net (loss) income per share:
Basic and diluted	$(0.31)	$(0.26)	$0.47	$0.51	$0.63	$0.03	$0.10
Weighted average shares outstanding:
Basic and diluted	19,178	19,178	19,178	19,178	19,178	19,178	19,178

Selected Other Data:
Restaurants open at end of period	119	116	119	126	135	129	138
Change in comparable restaurant sales(1)	(10.2)%	1.9%	9.5%	4.9%	6.9%	9.4%	5.3%
Average weekly sales	$44	$45	$51	$54	$59	$57	$63
Average unit volumes	$2,294	$2,354	$2,599	$2,810	$2,970	$673	$714
Restaurant-level profit margin(2)	12.9%	12.3%	15.4%	16.6%	15.8%	15.5%	16.2%
EBITDA(3)	$18,640	$14,469	$25,681	$28,179	$33,998	$6,539	$8,479
Adjusted EBITDA(3)	$21,769	$19,517	$29,786	$39,352	$43,270	$8,537	$10,927
Adjusted EBITDA margin(4)	8.0%	7.1%	9.7%	11.2%	10.7%	9.8%	10.6%
Capital expenditures	$4,517	$6,779	$17,858	$32,420	$39,442	$8,113	$6,648

	December 31, 2007	December 29, 2008	December 28, 2009	January 3, 2011(6)	January 2, 2012	March 26, 2012(6)
	(in thousands)
	(As restated)	(As restated)	(As restated)	(As restated)	(As restated)	(As restated)
Selected Balance Sheet Data:
Cash and cash equivalents	$5,257	$5,110	$4,976	$12,572	$3,725	$7,736
Working capital (deficit)	(13,781)	(2,732)	3,727	(1,780)	(15,707)	(21,991)
Total assets(5)	204,869	122,933	127,329	152,549	177,835	190,107
Total debt	114,722	35,381	34,988	34,833	117,757	117,000
Total stockholder’s equity	$65,189	$64,050	$73,238	$83,207	$15,799	$17,693

(1)                              Our comparable restaurant base includes restaurants open for at least 104 weeks, or approximately 24 months. Change in comparable restaurant sales represents the change in period-over-period sales for the comparable restaurant base.

(2)                                  Restaurant-level profit represents revenues (x) less (i) licensing revenue not attributable to core restaurant operations, (ii) cost of sales, (iii) labor and benefits, (iv) occupancy expenses, and (v) other operating expenses (y) plus non-cash rent, as defined in 4(a) below. Restaurant-level profit margin is calculated as restaurant-level profit divided by restaurant sales. Restaurant-level profit and restaurant-level profit margin are a supplemental measure of operating performance of our restaurants that do not represent and should not be considered as an alternative to net income or revenues as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. Restaurant-level profit and restaurant-level profit margin have limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Management believes restaurant-level profit and restaurant-level profit margin are an important component of financial results because they are a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management uses restaurant-level profit and restaurant-level profit margin as key metrics to evaluate our financial performance compared with our competitors, to evaluate the profitability of incremental sales and to evaluate our performance across periods.

	Fiscal Year Ended					Twelve Weeks Ended
	December 31, 2007	December 29, 2008	December 28, 2009	January 3, 2011	January 2 2012	March 28, 2011	March 26, 2012
	(dollars in thousands)
	(As restated)	(As restated)	(As restated)	(As restated)	(As restated)	(As restated)	(As restated)
Revenues	$273,461	$273,359	$307,801	$351,327	$405,243	$87,431	$103,430
Less: Licensing and other revenues	(94)	(64)	(89)	(373)	(584)	(108)	(65)
Restaurant sales(A)	$273,367	$273,295	$307,712	$350,954	$404,659	$87,323	$103,365
Restaurant operating costs
Cost of sales	75,711	80,573	89,845	103,981	127,607	27,519	32,915
Labor and benefits	87,290	80,604	87,920	98,162	111,721	24,566	28,047
Occupancy expenses	15,138	21,668	25,425	27,715	30,708	6,597	7,532
Other operating expenses	60,566	57,900	58,606	64,382	72,296	15,471	18,568
Deferred rent	(468)	(1,075)	(1,344)	(1,597)	(1,806)	(383)	(447)
Restaurant-level profit(B)	$35,130	$33,625	$47,260	$58,311	$64,133	$13,553	$16,750
Restaurant-level profit margin(B÷A)	12.9%	12.3%	15.4%	16.6%	15.8%	15.5%	16.2%

(3)                                  EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to reflect the additions and eliminations described in the table below. EBITDA and Adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income or cash flow from operations, as determined by U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations are:

•                  EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

•                  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•                  EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•                  EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•                  other companies in the restaurant industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our U.S. GAAP results and using

EBITDA and Adjusted EBITDA only supplementally. We further believe that our presentation of these U.S. GAAP and non-GAAP financial measurements provide information that is useful to analysts and investors because they are important indicators of the strength of our operations and the performance of our core business.

As noted in the table below, Adjusted EBITDA includes adjustments for restaurant impairments and closures, gains and losses on disposal of property and equipment, gains on insurance settlements and pre-opening costs, among other items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our restaurants and complicate comparisons of our internal operating results and operating results of other restaurant companies over time. In addition, Adjusted EBITDA includes adjustments for other items that we do not expect to regularly record following our IPO, such as sponsor management fees. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day restaurant-level operations.

Management and our principal stockholder use EBITDA and Adjusted EBITDA:

•                  as a measurement of operating performance because they assist us in comparing the operating performance of our restaurants on a consistent basis, as both remove the impact of items not directly resulting from our core operations;

•                  for planning purposes, including the preparation of our internal annual operating budget and financial projections;

•                  to evaluate the performance and effectiveness of our operational strategies;

•                  to evaluate our capacity to fund capital expenditures and expand our business; and

•                  to calculate incentive compensation payments for our employees, including assessing performance under our annual incentive compensation plan.

In addition, this measurement is used by investors as a supplemental measure to evaluate the overall operating performance of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations. Many investors are interested in understanding the performance of our business by comparing our results from ongoing operations from one period to the next and would ordinarily add back events that are not part of normal day-to-day operations of our business. By providing this non-GAAP financial measure, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

We also present Adjusted EBITDA because it is a measure which is used in calculating financial ratios in material debt covenants in our senior secured credit facility. Some of the adjustments included in Adjusted EBITDA are subject to certain limitations under our credit facility for purposes of calculating our debt covenants. For the fiscal quarter ended March 26, 2012, we are required to maintain a fixed charge coverage ratio (ratio of free cash flow to fixed charges) of 1.40:1 and an effective leverage ratio (ratio of adjusted debt to Adjusted EBITDA plus cash rent expense) of less than 5.40:1. As of March 26, 2012, we are in compliance with these covenants. As of March 26, 2012, we had $117.0 million of outstanding borrowings under the term loan and the ability to borrow up to an additional $23.2 million under the revolving credit facility. Failure to comply with our material debt covenants could cause an acceleration of outstanding amounts under the term loan and restrict us from borrowing amounts under the revolving credit facility to fund our future liquidity requirements. We believe that inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about how the covenants in those agreements operate. The material covenants in our senior secured credit facility are discussed further in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” on our Form 8-K filed October 30, 2012.

Adjusted EBITDA is calculated as follows:

	Fiscal Year Ended					Twelve Weeks Ended
	December 31, 2007	December 29, 2008	December 28, 2009	January 3, 2011	January 2, 2012	March 28, 2011	March 26, 2012
	(in thousands)
	(As restated)	(As restated)	(As restated)	(As restated)	(As restated)	(As restated)	(As restated)
Net (loss) income	$(5,856)	$(4,958)	$9,039	$9,702	$12,063	$544	$1,885
Income tax expense (benefit)	107	90	507	1,456	(3,291)	114	648
Interest expense, net	10,510	5,659	3,867	3,831	9,215	2,558	1,997
Depreciation and amortization	13,879	13,678	12,268	13,190	16,011	3,323	3,949
EBITDA	$18,640	$14,469	$25,681	$28,179	$33,998	$6,539	$8,479
Adjustments:
Deferred rent(a)	463	1,072	1,339	1,675	1,813	395	457
Restaurant impairments and closures(b)	148	680	15	909	333	28	49
Non-cash loss on disposal of property and equipment(c)	279	1,173	1,243	3,110	1,269	133	89
Sponsor management fees(d)	529	1,048	1,008	1,025	1,060	244	244
Gain on insurance settlements(e)	—	—	(1,192)	(589)	(1,126)	—	—
Pre-opening costs(f)	25	805	1,474	4,627	4,855	985	1,528
Other expenses(g)	1,685	270	218	416	1,068	213	81
Adjusted EBITDA	$21,769	$19,517	$29,786	$39,352	$43,270	$8,537	$10,927

(a)                                  Deferred rent represents the non-cash rent expense calculated as the difference in U.S. GAAP rent expense in any year and amounts payable in cash under the leases during the year. In measuring our operational performance, we focus on our cash rent payments. See Note 2 to our audited consolidated financial statements for additional details.

(b)                                 Impairment charges were recorded in connection with the determination that the carrying value of certain of our restaurants exceeded their estimated fair value. Also consists of expenses incurred following the closure of restaurants. See Notes 2 and 3 to our audited consolidated financial statements for additional details.

(c)                                  Loss (gain) on disposal of property and equipment represents the net book value of property and equipment less proceeds received, if applicable, on assets abandoned or sold.

(d)                                 Sponsor management fees consist of fees and expenses paid to J.H. Whitney under the management services agreement. We terminated this agreement in connection with the completion of the IPO. See “Certain Relationships and Related Party Transactions.”

(e)                                  Gain on insurance settlements consists of proceeds in excess of the net book value of assets lost and related costs from property insurance claims at restaurants temporarily closed due to hurricane damage, flooding and/or foundational issues.

(f)                                    Pre-opening costs include expenses directly associated with the opening of new restaurants and are incurred prior to the opening of a new restaurant. See Note 2 to our audited consolidated financial statements for additional details.

(g)                                 Other expenses consists of costs related to abandoned new restaurant developments, fees payable to the agent under historic credit facilities, certain transitional general and administrative expenses, compensation and expenses paid to certain members of the management committee of our parent company, JCS Holdings, LLC, and expenses related to the modification of a sale-leaseback transaction.

(4)                                  Adjusted EBITDA margin is defined as the ratio of Adjusted EBITDA to total revenues. We present Adjusted EBITDA margin because it is used by management as a performance measurement of Adjusted EBITDA generated from total revenues. See footnote 3 above for a discussion of Adjusted EBITDA as a non-GAAP measurement and a reconciliation of net income to EBITDA and Adjusted EBITDA.

(5)                                  In March 2007, property and improvements for 29 restaurants were sold in a sale-leaseback financing transaction accounted for as financing leases. In April 2008, all these leases were modified and were subsequently treated as operating leases. At that time, $79.2 million in property and improvement and $78.2 million in financing lease obligations were removed from the consolidated balance sheet.

(6)                                  The “As Restated” numbers included above for the year ended January 3, 2011 and the twelve weeks ended March 28, 2011 include amounts that were previously revised prior to the restatement within the final IPO prospectus (see Note 3 to our restated audited financial statements). In the previous revision, income from operations was increased by $208 thousand and $102 thousand and net income was increased by $284 thousand and $120 thousand for fiscal year 2010 and the first quarter of 2011, respectively.